EXHIBIT 10.22
CONFIDENTIAL TREATMENT REQUESTED
MASTER SERVICES AGREEMENT
AND INTELLECTUAL PROPERTY ASSIGNMENT
     This Master Services Agreement and Intellectual Property Assignment (the “Agreement”) is made and entered into as of the 1st day of April, 2005 (the “Effective Date”) by and between TRANSMETA CORPORATION (“COMPANY”), a California corporation, and MICROSOFT CORPORATION (“MICROSOFT”), a Washington corporation, with its principal business offices located at One Microsoft Way, Redmond, WA 98052.
     In consideration of the covenants and conditions hereinafter set forth, MICROSOFT and COMPANY agree as follows:
1.	Services.

(a) COMPANY shall perform as a “work for hire” the services for MICROSOFT that are described on the Schedules as may be attached hereto from time to time by mutual written agreement of the parties and such services shall include any materials, inventions, ideas, designs, concepts, techniques, discoveries, or improvements created by COMPANY by use of or exposure to Microsoft Confidential Information (the “WORK”) in accordance with the terms and conditions of this Agreement, and on the price, delivery dates and specifications described in the applicable Schedule for the WORK. The Schedules shall be in the form attached hereto and shall be signed by both parties, numbered with an individual Contract Number, and attached to this Agreement. COMPANY is not obligated to perform any WORK hereunder and MICROSOFT has not contracted for any WORK unless and until a Schedule is executed by both parties and attached hereto.

(b) Subcontracting. COMPANY shall not subcontract any part or all of the WORK to any third party (hereafter, “Subcontractor”) without MICROSOFT’s prior express written consent. If MICROSOFT consents to the use of a Subcontractor, COMPANY shall: (a) guarantee Subcontractor’s fulfillment of the applicable COMPANY obligations hereunder; (b) make all payments to Subcontractor for WORK performed; and (c) indemnify MICROSOFT for all damages and costs of any kind incurred by MICROSOFT or any third party that are caused by Subcontractor and arise out of Subcontractor’s performance of the WORK. MICROSOFT may in its sole discretion require that a Subcontractor execute a separate written agreement that includes the same or similar provisions as are contained in this Agreement.

2.	Delivery Schedule. COMPANY shall complete and deliver the WORK to MICROSOFT according to the delivery schedule and in conformance with the specifications described in the applicable Schedule for such WORK. MICROSOFT shall evaluate the WORK and shall submit a written or verbal notice of acceptance or rejection to COMPANY within * * * after MICROSOFT’s receipt of the WORK, or such other time as reasonable under the circumstances. Conformity to specifications and COMPANY’s warranties herein shall solely determine MICROSOFT’s right to accept or reject the WORK, and to the extent that the applicable specifications are not specific or definitive, then acceptance or rejection also may be based upon the fitness of the WORK for MICROSOFT’s intended purpose. If rejected, COMPANY shall promptly correct the WORK. If COMPANY fails to correct the WORK within * * * after notice of rejection or other reasonable period agreed to by the parties, MICROSOFT may terminate the applicable Schedule to this Agreement, or the applicable portion thereof, and receive a full refund of amounts paid under such Schedule for the rejected WORK. If the WORK is rejected as provided above, MICROSOFT may, at its option and upon written notice to COMPANY, terminate the applicable Schedule or the applicable portion thereof, for a full refund of amounts paid under such Schedule for such rejected WORK.

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
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3.	Payment

(a) Payment Amount. MICROSOFT shall pay COMPANY for the WORK as described on the applicable Schedule for such WORK (“Service Fees”). Except as indicated by COMPANY, the Service Fees are inclusive of all taxes that COMPANY may be assessed in the performance of its obligations pursuant to this Agreement and COMPANY shall pay same and shall not pass same on to MICROSOFT. Under no circumstances may COMPANY include on its invoices charges arising out of or related to researching, reporting on or correcting tax, accounting or reconciling errors or shortfalls of which it has been notified.

(b) Payment Terms. Upon receipt of a correct and undisputed invoice from COMPANY, MICROSOFT shall pay such invoice * * * Notwithstanding the foregoing, all payments due hereunder are conditioned upon MICROSOFT’s written acceptance of the WORK. COMPANY shall bear sole responsibility for all expenses incurred in connection with the performance of the WORK, unless otherwise agreed to in advance and in writing by MICROSOFT.

(c) Microsoft Invoice. COMPANY shall invoice MICROSOFT for all amounts due under this Agreement via the MICROSOFT Invoice online tool, in accordance with the then-current requirements set forth at http://invoice.MICROSOFT.com. Without limitation, COMPANY’s invoices shall set forth all amounts due from MICROSOFT to COMPANY, and shall contain sufficient detail to allow MICROSOFT to determine the accuracy of the amount(s) billed. All invoices shall be expressed and payable in U.S. dollars.

(d) Payment Method. Payments by MICROSOFT shall be made according to MICROSOFT’s then-current payment policies, which may include payment via ACH electronic payment to COMPANY’s financial institution pursuant to instructions supplied to MICROSOFT by COMPANY in MICROSOFT’s ACH Electronic Payment form.

(e) Disputed Amounts. MICROSOFT may dispute any payable amount by notice to COMPANY orally or in writing within * * * of MICROSOFT’s receipt of the invoice, which claim of dispute may concern not only the accuracy of the charge itself, but also any claim of deficient services or performance, or any other claim of breach of this Agreement that relates to the specific charges in the invoice. Any partial payment of an invoice shall be deemed notice by MICROSOFT of the disputed amount. All disputed amounts that MICROSOFT subsequently agrees in writing to pay, or that are required to be paid pursuant to a proper court order or award from any mutually submitted arbitration, shall be paid on the payment terms set forth in subsection (2.b) above. Payment of an invoice without asserting a dispute is not a waiver of any claim or right. Failure by MICROSOFT to dispute any invoiced amount within the periods set forth above shall not be deemed a waiver of any claims that were unknown to MICROSOFT at the time.

4.	Non-Disclosure. COMPANY agrees that at all times during the term of this Agreement, and for five (5) years thereafter, COMPANY will hold in strictest confidence, and will not use or disclose to any third party, any confidential information of MICROSOFT. The term “MICROSOFT Confidential Information” shall mean all non-public information that MICROSOFT designates as being confidential, or which, under the circumstances of disclosure ought to be treated as confidential. “MICROSOFT Confidential Information” includes, without limitation, the terms and conditions of this Agreement, information relating to released or unreleased MICROSOFT software or hardware products, marketing or promotion of any MICROSOFT product, business policies or practices of MICROSOFT, customers or suppliers of MICROSOFT, or information received from others that MICROSOFT is obligated to treat as confidential. If COMPANY has any questions as to what comprises such confidential information, COMPANY agrees to consult with MICROSOFT. “MICROSOFT Confidential Information” shall not include information that was known to

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Microsoft Confidential

COMPANY prior to MICROSOFT’s disclosure to COMPANY, or information that becomes publicly available through no fault of COMPANY.

5.	Ownership of WORK; Assignment of Rights to MICROSOFT.

(a) The WORK has been specially ordered and commissioned by MICROSOFT and may be incorporated in existing MICROSOFT works as a compilation or collective work. COMPANY agrees that all copyrights in the WORK shall be owned by MICROSOFT and the WORK shall be a “work made for hire” for copyright purposes.

(b) COMPANY hereby assigns to MICROSOFT, its successors and assigns, all rights, title and interest in and to the WORK including, without limitation, the following:
     (i) any copyrights that COMPANY may possess or acquire in the WORK and all copyrights and equivalent rights in the WORK throughout the world, including all renewals and extensions of such rights that may be secured under the laws now or hereafter in force and effect in the United States of America or in any other country or countries;
     (ii) all rights in and to any inventions, ideas, designs, concepts, techniques, discoveries, or improvements, whether or not patentable, embodied in the WORK or developed in the course of COMPANY’s creation of the WORK, including, but not limited to, all trade secrets, utility and design patent rights and equivalent rights in and to such inventions and designs throughout the world, regardless of whether or not legal protection for the WORK is sought;
     (iii) any documents, magnetically or optically encoded media, or other materials created by COMPANY under this Agreement; and
     (iv) the right to sue for infringements which may occur before the date of this Agreement, and to collect and retain damages from any such infringements.
(c) At MICROSOFT’s expense, COMPANY shall execute and deliver such instruments and take such other action as may be requested by MICROSOFT to perfect or protect MICROSOFT’s rights in the WORK and to carry out the assignments contemplated in subparagraph (b) of this Section. In this regard, COMPANY agrees to cooperate with MICROSOFT in the filing and prosecution of any copyright or patent applications that MICROSOFT may elect to file on the WORK or inventions and designs relating to the WORK. MICROSOFT acknowledges that COMPANY has taken no action to assist in the registration of the copyrights or the WORK and will do so only as and when requested by MICROSOFT.

(d) To the maximum extent permitted by law, COMPANY waives all moral rights in the WORK.

(e) COMPANY has developed the WORK based on its Background Technology (defined as any knowledge, patents or copyrights developed prior the date of signing this Agreement). The Transmeta Code Morphing Software shall be considered COMPANY Background Technology. The parties agree that the Background Technology is not “work for hire” as that term is defined under U.S. copyright law, and that as a result COMPANY shall retain all rights, including copyrights, patents, trade secrets and any other proprietary rights to the Background Material. COMPANY hereby grants to MICROSOFT a worldwide, irrevocable, non-exclusive, fully paid up, license to use and distribute and otherwise exploit any Background Technology which is included in the WORK. By means of example and not by limitation, if the WORK could not, in a commercially reasonable way, be utilized by MICROSOFT without specific rights to the Background Technology, COMPANY would provide MICROSOFT with the rights described above. Continuing with another example, if

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Microsoft Confidential

the COMPANY provides to MICROSOFT the WORK and includes with the WORK the Background Technology, the act of providing these components together would not result in a license from COMPANY to MICROSOFT in the Background Technology.
6.	COMPANY Warranties. COMPANY warrants that:

(a) COMPANY has full and exclusive right and power to enter into and perform according to the terms of this Agreement;

(b) The WORK as delivered to MICROSOFT does not infringe any copyright, patent, trade secret, trademark, or other proprietary right held by any third party;

(c) The WORK will meet the specifications listed in the applicable Schedule, will be complete and accurate, and will comply with all applicable laws and regulations;

(d) The WORK will be created by employees of COMPANY within the scope of their employment and under written obligation to assign all right, title and interest in the WORK, including, without limitation, the rights enumerated and assigned to MICROSOFT in Section 5 above to COMPANY, or with MICROSOFT’s prior written consent, by independent contractors under written obligations to assign all right, title and interest in the WORK to COMPANY including, without limitation, the rights enumerated and assigned to MICROSOFT in Section 5 above;

(e) The WORK will either be originally created by COMPANY, or COMPANY will obtain all necessary rights to the WORK to transfer ownership to MICROSOFT as required by Section 5 above. Further, COMPANY will not incorporate into the WORK any third party product, software, or other materials for which the intellectual property rights are not owned solely by COMPANY without the express written permission of MICROSOFT;

(f) The services provided by COMPANY shall be performed in a professional manner and shall be of a high grade, nature, and quality;

(g) COMPANY’s employees shall, while on MICROSOFT property or conducting any MICROSOFT related business, comply with all MICROSOFT policies and applicable local, state and federal laws, including specifically all laws prohibiting harassment of any kind in the workplace. COMPANY assumes all responsibility for providing to its employees any training that may be required to insure compliance with such laws. Further, COMPANY warrants that when COMPANY’s employees require cardkey access to MICROSOFT facilities and/or an account on MICROSOFT’s email system, that COMPANY and its employees assigned to MICROSOFT will execute all applicable agreement(s) required by MICROSOFT and will comply with all vendor policies then in effect, and COMPANY agrees to immediately remove upon MICROSOFT’s request any of its employees who fail to comply with such policies, laws, and regulations. If COMPANY’s services are provided on MICROSOFT property, COMPANY warrants that none of the individuals placed at MICROSOFT have been convicted of a felony as an adult within the seven (7) years prior to their assignment at MICROSOFT; and

(h) COMPANY warrants that any software portion of the WORK is not, and when delivered to MICROSOFT shall not be, in whole or in part, governed by an Excluded License. An “Excluded License” is any license that requires, as a condition of use, modification and/or distribution of software subject to the Excluded License, that such software and/or other software combined and/or distributed with such software be (i) disclosed or distributed in source code form; (ii) licensed for the purpose of making derivative works; or (iii) redistributable at no charge.

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Microsoft Confidential

7. Indemnity.
THE PARTIES EXPRESSLY AGREE THAT THE FOLLOWING SECTION 7 “INDEMNITY” WAS READ AND REVIEWED BY EACH AND SUBJECT TO NEGOTIATION:
(a) COMPANY shall indemnify, defend, and hold harmless MICROSOFT and its successors, officers, directors, employees, agents, contractors, and assigns (collectively, “Indemnified Party”) from all causes of action, claims, demands, costs, expenses, losses, suits, proceedings, damages, and liabilities of any kind (including without limitation reasonable attorneys’ fees incurred) that are threatened, asserted or filed against any Indemnified Party (collectively, “Claims”) to the extent such Claims arise out of or relate to the WORK or this Agreement or any Schedule hereunder (except to the comparative extent that such Claims result from the negligent or willful acts of any Indemnified Party), and include without limitation the following: (i) bodily injury or death to any person (including without limitation bodily injury or death to COMPANY, or COMPANY’s employee or agent); (ii) damage, loss or disappearance of any property; (iii) any allegation that, if true, would constitute a breach of COMPANY’s representations and warranties set forth herein or that arise by operation of law; and/or (iv) any act or omission of COMPANY or COMPANY’s employees or agents.

(b) Additional Remedy. If any WORK or portion thereof is held to constitute an infringement of a third party proprietary right and use of it as contemplated by this Agreement and any Schedule hereunder is enjoined or threatened to be enjoined, COMPANY shall notify MICROSOFT and immediately, at COMPANY’s expense: (i) procure for MICROSOFT the right to continue the use, sale, and/or marketing of the WORK (or portion thereof), or (ii) replace or modify the WORK (or portion thereof) so that it is non-infringing and meets the requirements of the Schedule A and this Agreement to MICROSOFT’s satisfaction. If (i) or (ii) are not available or are otherwise not fulfilled, then in addition to any damages or expenses reimbursed under this Section 7 or otherwise available to MICROSOFT, COMPANY shall refund to MICROSOFT all amounts paid by MICROSOFT under this Agreement.

(c) Claims. If MICROSOFT seeks indemnification for a Claim, MICROSOFT shall provide COMPANY with: (a) reasonably prompt written notice of the Claim and permit COMPANY, through mutually acceptable legal counsel, to answer and defend the Claim, and (b) at COMPANY’s expense, information and reasonable assistance to help defend the Claim. COMPANY may, upon prior written notice to MICROSOFT, undertake to conduct all proceedings or negotiations for a Claim and to assume its defense, and COMPANY shall also undertake all other required steps to settle or defend the Claim, including without limitation the employment of legal counsel satisfactory to MICROSOFT and payment of all expenses. MICROSOFT shall have the right to employ separate legal counsel and participate in the defense of any Claim. COMPANY shall reimburse MICROSOFT upon demand for all payments made or loss suffered by it based on the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of the Claim. COMPANY may not settle any Claim on MICROSOFT’s behalf, or publicize the settlement of any Claim, without first obtaining MICROSOFT’s express written permission.

(d) Bodily Injury or Death Claims. Except to the extent prohibited by law and solely with respect to bodily injury or death claims by or on behalf of individuals who fall within the scope of the foregoing indemnity, COMPANY expressly waives immunity under industrial insurance laws, including but not limited to Title 51 of the Revised Code of the State of Washington, if applicable.

(e) Indemnification for Other Damages. COMPANY shall fully compensate, reimburse at estimated retail price, and indemnify MICROSOFT for loss or damage caused by COMPANY (or by any COMPANY employee or agent) through unlawfully, improperly, or without prior authorization

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Microsoft Confidential

from MICROSOFT removing, retaining, possessing, misappropriating, or failing to return, any Confidential Information, and/or MICROSOFT property.

8.	Termination.

(a) This Agreement shall commence as of the Effective Date and shall terminate upon * * * prior written notice by either party, provided COMPANY must complete all WORK described in any Schedule executed and attached hereto unless otherwise agreed by MICROSOFT.

(b) MICROSOFT shall have the right to cancel any Schedule with or without cause. In the event MICROSOFT cancels the Schedule, MICROSOFT will provide COMPANY written notice of such cancellation. Upon receipt of such notice, COMPANY will discontinue all work thereunder. Except in cases of cancellation for cause as specified elsewhere in this Agreement, MICROSOFT will pay for all work performed by COMPANY up until the date of receipt of the cancellation notice. Further for such termination of a Schedule without cause the parties agree as follows:
(i)	The parties shall use commercially reasonable efforts to identify other project(s) (“Replacement Project”) within MICROSOFT which are at least equal in monetary value to the Schedule terminated by MICROSOFT under Section 8(b) above. Should such a project be identified, the parties will create a Schedule for the performance of such WORK by COMPANY.

(ii)	To the extent that the parties are not able to identify any Replacement Project(s), COMPANY shall invoice MICROSOFT and MICROSOFT agrees to pay the lesser of either * * * or the amount remaining to be invoiced on the original Schedule.
(c) Following completion of or cancellation of each Schedule, or in the event of termination of a Schedule or this Agreement, COMPANY agrees to deliver to MICROSOFT all drawings, blueprints, notes, memoranda, specifications, designs, devices, documents and any other material containing or disclosing any confidential or proprietary information of MICROSOFT. COMPANY will not retain any such materials, or copies thereof, without MICROSOFT’s written approval.

(d) In the event of cancellation of a Schedule or termination of this Agreement and upon request by MICROSOFT, COMPANY agrees to turn over to MICROSOFT all work in progress applicable to such Schedule within * * *.

(e) In the event of termination or expiration of this Agreement for any reason, Sections 4, 5, 6, 7, 8(c), (d) and (e), 9, and 11 shall survive termination.

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Microsoft Confidential

9.	Notices.

All notices, authorizations, and requests sent to either party in connection with this Agreement shall be deemed given on the day they are either (a) deposited in the U.S. mail, postage prepaid, certified or registered, return receipt requested or (b) sent by air express courier with charges prepaid, and addressed as follows (or to such other address as the party to receive the notice or request so designates by written notice to the other party):

Notices to COMPANY:

Attention:	General Counsel
Transmeta Corporation
3990 Freedom Circle
Santa Clara, CA 95054
USA

Notices to MICROSOFT:	MICROSOFT CORPORATION
One Microsoft Way
Redmond, WA 98052-6399

Attention:

Copy to:	Law & Corporate Affairs
Fax:	(425) 936-7329
or to such other address as the party to receive the notice or request so designates by written notice to the other.

10.	Insurance.

(a) COMPANY warrants that it shall maintain sufficient insurance coverage to enable it to meet its obligations created by this Agreement and by law. Without limiting the foregoing, COMPANY warrants that such insurance shall include the following* * *.

(b) In addition, if:
     (1) the WORK consists of, includes, or results in any intellectual property (including without limitation, material capable of being protected by copyright, trade secret, or trademark law); or
     (2) COMPANY’s performance of the WORK constitutes such professional consulting services as:
(i) system development, design, or maintenance;
(ii) technical support; or
(iii) financial services (e.g., collections, and transaction authorization); or
(iv) engages in any services considered “Professional Services”
then COMPANY shall maintain * * *. Such insurance shall include coverage for * * *. * * *.

(c)	Upon request, COMPANY shall deliver to MICROSOFT proof of such coverage. In the event that COMPANY’s proof evidences coverage which MICROSOFT reasonably determines to be less than that required to meet COMPANY’s obligations created by this Agreement, then COMPANY agrees that it shall promptly acquire such coverage and notify MICROSOFT in writing thereof.

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Microsoft Confidential

11.	Miscellaneous.

(a) Independent Contractor Status; Taxes.

(i) Independent Contractor Status This Agreement is not intended to create any relationship other than that of COMPANY acting as an independent contractor performing WORK for MICROSOFT. Neither party is a partner of the other for any purpose whatsoever. Nothing herein shall be construed as: (1) creating an employer-employee relationship, (2) creating an exclusive relationship between the parties, (3) preventing either party from entering into the same or similar relationship with others, or (4) creating a minimum commitment for business from MICROSOFT to COMPANY. Under no circumstance shall COMPANY or COMPANY’s employees be construed as employees of MICROSOFT, or entitled to participate in the profit sharing, pension or other plans established for the benefit of MICROSOFT employees. COMPANY shall provide MICROSOFT with satisfactory proof of independent contractor status upon request.

(ii) Employment-Related Taxes, Insurance and Benefits. COMPANY shall be responsible for all of COMPANY’s federal and state taxes, withholding, social security, insurance and other benefits on behalf of COMPANY and COMPANY’s employees. Notwithstanding the foregoing, COMPANY warrants that if the Internal Revenue Service or any state or local agency determines that COMPANY is a common law employee of MICROSOFT and therefore subject to withholding and payroll taxes (e.g. federal income tax, FICA, FUTA, etc.), COMPANY shall fully indemnify, defend and hold MICROSOFT harmless from all such withholding and payroll taxes, and associated interest and penalties, if any, assessed against MICROSOFT in connection with such determination.

(iii) Other Taxes. The amounts to be paid by MICROSOFT to COMPANY hereunder do not include any foreign, U.S. federal, state, local, municipal or other governmental taxes, duties, levies, fees, excises or tariffs of any kind that may arise as a result of or in connection with this Agreement (“Taxes”). MICROSOFT is not and shall not be liable for any Taxes, which are and shall be COMPANY’s financial responsibility. COMPANY shall fully indemnify, defend and hold MICROSOFT harmless from all Taxes, and all claims, causes of action, costs (including without limitation reasonable attorneys’ fees) and any other liabilities of any nature whatsoever related to Taxes. If any Taxes are withheld on any amounts otherwise to be paid by MICROSOFT to COMPANY, MICROSOFT will deduct such Taxes from the amount otherwise owed to COMPANY and pay them to the appropriate taxing authority. At COMPANY’s written request and expense, MICROSOFT will use reasonable efforts to assist COMPANY in obtaining tax certificates or other appropriate documentation evidencing such payment, but the responsibility for such documentation shall remain with COMPANY.

(b) Remove/Replace Employees or Subcontractors. MICROSOFT may request the immediate removal of COMPANY or any COMPANY employee or Subcontractor who behaves in a manner that is unlawful or inconsistent with any MICROSOFT policy, or that is otherwise deemed unacceptable to MICROSOFT. If as a result of complying with a valid court order or for any business reason MICROSOFT asks COMPANY to promptly remove and/or replace any COMPANY employee or Subcontractor assigned to perform any WORK, COMPANY will do so promptly. .

(c) Assignment. The WORK is personal and unique, and MICROSOFT relies upon the qualifications, reputation and expertise of COMPANY to perform all of COMPANY’s obligations under this Agreement, as well as upon COMPANY’s affirmative representation that COMPANY has the resources and expertise to perform all WORK. Accordingly, COMPANY acknowledges and agrees that COMPANY will not sell, assign, transfer, pledge or encumber any of COMPANY’s rights or delegate any of its duties or obligations under this Agreement (by actual assignment or by operation of law, including without limitation through a merger, acquisition, consolidation, exchange of shares, or sale or other disposition of assets, including disposition on dissolution), without the prior written consent of MICROSOFT. Notwithstanding the foregoing however, COMPANY may

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Microsoft Confidential

subcontract portions of the WORK which do not relate to the development of software without the prior written consent of MICROSOFT provided that COMPANY’s remains responsible for performance of the WORK as described in this Agreement. MICROSOFT may assign this Agreement to any of its affiliates, existing now or in the future, without COMPANY’s prior consent. This Agreement shall inure to and bind all successors, assigns, receivers and trustees of the respective parties
(d) Governing Law; Jurisdiction. This Agreement shall be construed and controlled by the laws of the State of Washington, USA. COMPANY consents to the exclusive jurisdiction and venue in the federal courts sitting in King County, Washington unless no federal subject matter jurisdiction exists, in which case COMPANY consents to the exclusive jurisdiction and venue in the Superior Court of King County, Washington. COMPANY waives all defenses of lack of personal jurisdiction and forum non conveniens. Process may be served on either party in the manner authorized by applicable law or court rule. In any action to enforce any right or remedy under this Agreement, or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees, costs and other expenses.
(e) Construction; No Waiver. If a court of competent jurisdiction finds any provision of this Agreement or portion thereof, to be unenforceable, then this Agreement shall immediately be deemed amended or modified to exclude such clause or provision and the remainder of this Agreement shall continue in full force and effect. No failure by either party to exercise a right under this Agreement or under law shall operate as a waiver thereof. No waiver of any breach of this Agreement shall constitute a waiver of any other breach. No waiver shall be effective unless in writing and signed by the waiving party.
(f) English Language. This Agreement is executed in the English language, which shall be the sole and controlling language used in interpreting or construing its meaning. Any translation of this Agreement into a language other than English shall be for reference only and shall not affect the interpretation hereof.
(g) Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties concerning its subject matter, and supersedes all oral understandings, representations, prior discussions and preliminary agreements of any nature. Any representations, warranties, promise or conditions not expressly contained in this Agreement shall not be binding upon the parties. This Agreement does not constitute an offer by Microsoft and it shall not be effective until signed by both parties. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Agreement. Except as may be specifically allowed hereunder, this Agreement may not be modified or amended except by a written amendment to this Agreement dated after the Effective Date and signed by authorized representatives of both parties, except that Microsoft reserves the right to unilaterally amend its facility, security, access and website policies, procedures and guidelines as it deems necessary from time to time.
(h) Diversity. COMPANY expressly acknowledges and agrees that MICROSOFT is an equal opportunity employer and promotes a diverse work environment, and that any remarks, gestures, or behaviors by COMPANY in connection with this Agreement that are discriminatory toward or offensive to individuals on the basis of gender, race, color, national origin, age, religion, or disability will be cause for MICROSOFT to immediately terminate this Agreement or the subject Schedule.

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Microsoft Confidential

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date written above.

MICROSOFT CORPORATION	TRANSMETA CORPORATION (“Company”)

/s/ Thomas L. Phillips	/s/ Arthur L. Swift

By (Sign)	By (Sign)
Thomas L. Phillips	Arthur L. Swift

Name (Print)	Name (Print)
GM	President & CEO

Title	Title
4/01/05	4/1/05

Date	Date
77-0402448

COMPANY’s Federal Employer ID

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Microsoft Confidential

SCHEDULE A-1
This Schedule is made pursuant to that certain Master Services Agreement and Intellectual Property Assignment (the “Agreement”), dated April 1, 2005 by and between TRANSMETA CORPORATION (“COMPANY”) and Microsoft Corporation (“MS”).
A. Description of Work and Specifications (the “WORK”):
MS and COMPANY are entering into a development services agreement whereby COMPANY will provide software development, hardware production, and other services associated with the development of the * * * project (“* * *”). The overall purpose of this work is to develop the Microsoft * * * software, specifications, and reference model, all of which will be implemented by the COMPANY in COMPANY provided computer systems.
All WORK created by COMPANY for MS under this Schedule A, including the development of software for the * * * project, is and shall remain the sole and confidential property of MS, and COMPANY may not disclose to nor use any of the WORK for itself or for any third party.
B. Payment:
MS shall pay COMPANY an Up-front, non-refundable Retainer (“Retainer”) payment amount in the amount of US $* * *. This payment is made by Microsoft in order to accelerate the * * * project, an acceleration which is made possible by COMPANY allocating more personnel and resources to the * * * project. In consideration for this acceleration, COMPANY is requiring a non-refundable, fully paid up retainer at the start of the quarter in question. In return for that retainer, COMPANY will ensure that all required COMPANY resources are available for the quarter.
MS and COMPANY both acknowledge that the Retainer amount will be used to offset the future development costs for the * * * project by the COMPANY. Such an offset will occur by applying using the Retainer as a credit for initial invoices until the Retainer credit has been extinguished.
C. Delivery Schedule:
This Retainer is effective upon the joint execution of this agreement.

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Microsoft Confidential

This Schedule A-1 shall be attached to and incorporated into the Master Services Agreement, and is subject to all of the terms and conditions of the Agreement.

MICROSOFT CORPORATION	TRANSMETA CORPORATION
One Microsoft Way	3990 Freedom Circle
Redmond, WA 98052	Santa Clara, CA 95054

/s/ Thomas L. Phillips	/s/ Arthur L. Swift

By (Sign)	By (Sign)
Thomas L. Phillips	Arthur L. Swift

Name (Print)	Name (Print)
4/01/05	4/1/05

Date	Date
MS Contact: Tom Phillips

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Microsoft Confidential

EXHIBIT A
Microsoft Travel Policy For Vendors
In general, Microsoft does not pay for travel expenses. However, if Microsoft has agreed to pay business travel expenses in the Schedule A or Agreement, the following rules shall apply to the reimbursement of travel-related expenses.
Objectives
•	Ensure all vendors have a clear and consistent understanding of policies and procedures for business travel.

•	Provide vendor business travelers with a reasonable level of service and comfort at the lowest possible cost.

•	Maximize Microsoft’s ability to negotiate discounted rates with travel program suppliers and reduce travel expenses.
Scope
•	This travel policy applies to vendor travel conducted in connection with delivering Work for Microsoft and for which vendor will seek reimbursement from Microsoft.

•	These are minimum policy standards. Specific Microsoft business units may impose greater control, at their discretion.
Vendors are expected to minimize travel-related expenses whenever possible. Vendors should use the least expensive options, providing this does not result in ineffective use of the working time or unnecessary inconvenience. Vendors should ensure that Microsoft funds are used most effectively.
Vendor Responsibility
•	The vendor is responsible for complying with the Microsoft travel policy.

•	The vendor is responsible for obtaining Microsoft’s prior written approval for incurring travel expenses for which reimbursement will be sought from Microsoft.

•	Microsoft will reimburse vendors for all reasonable and necessary expenses while traveling on authorized Microsoft business.
Microsoft shall have no obligation to reimburse vendors for expenses that are not in compliance with this policy.
When a vendor utilizes MS Travel program for travel fulfillment and does not book the lowest airfare, hotel or car rental rate offered, the travel system will record the policy exception, and generate periodic exception reports which will be reviewed by MS vendor managers.
Who to Contact on Travel Policy Issues
Any questions, concerns or suggestions regarding this policy may be directed to prohelp@microsoft.com.

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Microsoft Confidential

Saturday Night Stay
Weekend hotel stays and expenses are reimbursable if the airfare savings due to the Saturday night stay result in a lower overall cost for the trip is at least $250 USD equivalent currency and the additional expenses fall within policy and do not exceed the airfare savings.
Spouse/Companion Travel
Microsoft will not reimburse travel and entertainment expenses incurred by a spouse or other individual accompanying a vendor on business.
Travel Arrangements
•	Vendors should make reservations 7-21 days in advance of the date of travel to take advantage of advance purchase discounts.
•	Vendors utilizing MS Travel Program to fulfill travel requirements are required to use program vendors whenever possible. MS Travel Management has negotiated rates for air, hotel and car accommodations.
Vendors utilizing MS Travel Program for fulfillment must review and implement all procedures as outlined in separate document “MS Travel Program – Vendors Procedures” a copy of which is available by emailing a request to tvlgpcal@microsoft.com.
Additional Travel Insurance Purchased by Vendors
The company will NOT reimburse expenses for additional travel insurance coverage beyond what may be automatically included as part of making travel reservations and which are at no additional expense to the traveler.
Air Travel
Airline Class of Service
Vendors will use the ‘lowest logical airfare’ available, in the majority of cases this will entail Economy/Coach class travel.
Business Class Eligibility
Vendors will not be reimbursed for Business class travel unless explicitly authorized in writing by Microsoft.
Upgrades for Domestic/International Air Travel
Upgrades at the expense of Microsoft are NOT permitted. Individual travel arrangements should be managed independently if an airline upgrade is being utilized.
Airline Frequent Flyer Programs

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Microsoft Confidential

Vendors may retain frequent flyer program benefits. However, participation in these programs must NOT influence flight selection, which would result in incremental cost to Microsoft beyond the lowest logical airfare, as defined in this policy.
Airline Club Memberships
Microsoft will not reimburse vendors for club memberships.
Cancellations
If cancelled by Vendor, Vendor shall not seek any reimbursement for cancelled travel. When a trip is cancelled by Microsoft after the ticket / invoice has been issued, the traveler shall inquire about using the same ticket for future travel for Microsoft or obtaining a refund to be applied to any request for reimbursement. Travelers can reuse airline tickets if traveling within one year and airfare eligibility requirements are met. Contact the designated travel agency for assistance with this transaction if a traveler is not able to reuse the ticket then it should be returned to the issuing travel agency.
Lost or Excess Baggage
Microsoft will not reimburse vendors for personal items lost while traveling on business. The ultimate responsibility for retrieving and compensating lost baggage lies with the airlines. Microsoft will reimburse vendors for excess baggage charges only in the following circumstances:
•	When vendor is traveling with heavy or bulky materials or equipment necessary for performing Work for Microsoft;

•	Vendor’s excess baggage consists of Microsoft records or property; or

•	Vendor is traveling on Microsoft business for more than 14 days
Lodging
Reservations
Hotel reservations should NOT be made directly with the hotel. Vendors using MS Travel Program — Hotel reservations must be made through one of the following methods:
• Travelport (US based travelers only)
• Designated travel agency
• Event Registration when applicable
Hotel Selection Guidelines for Vendors using MS Travel Program
Vendors are required to use Microsoft Program properties in cities where there are Microsoft negotiated rates. Refer to Microsoft’s preferred hotel database http://msmarket/ (click on Travel then Hotel Program) or send an email to prohelp@microsoft.com. If a Microsoft negotiated hotel rate is not available, travelers should use an American Express rate or the least expensive property in a similar hotel category.
Hotel Upgrades
Travelers may accept room upgrades to suites or executive floor rooms if the upgrade is at no additional cost to Microsoft.
Hotel Cancellation Procedures
Vendors are responsible for canceling hotel rooms and must contact the designated travel agency that made the reservation. Travelers should request and record the cancellation number in case of billing

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Microsoft Confidential

disputes. Travelers should note that cancellation deadlines are based on the local time of the property.
Hotel Frequent Guest Programs
Awards from such programs may be retained by travelers for personal use. However, participation in these programs must not influence hotel selection, which would result in incremental cost beyond the company’s specially negotiated rate. Membership fees associated with joining these programs are not reimbursable.
Car Rental
Car Rental Selection Guidelines for vendors using MS Travel Program
Vendors must use Program Car Rental vendors when renting while on Microsoft business. See http://msmarket/(click on Travel) or send an email to prohelp@microsoft.com. Vendors may upgrade their car rental if the upgrade is at no cost to Microsoft.
Class of Service
Compact/Midsize car is standard; full-size when three or more vendors traveling together.
Rental Car Refuel Provision
The traveler must refuel prior to returning the vehicle to avoid any related fees.
Other Transportation
Rail Travel
Rail travel will be in Coach Class. Rail travel should be used when:
•	It is less expensive than air travel and adds no more than one and a half hours to the total travel time

•	It is more timely than driving
Expense Reimbursement
All travel-related business expenses must be accurately documented and approved by the Microsoft Vendor Account Manager.
Reimbursable Expenses
•	Airfare and surface transportation

•	Car rental

•	Gratuities/tips (within reason)

•	Hotel/ lodging

•	Meals

•	Parking and tolls

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Microsoft Confidential

•	Saturday night stay-over (Weekend hotel stays and expenses are reimbursable if the airfare savings due to the Saturday night stay result in a lower overall cost for the trip is at least $250 USD or equivalent currency and the additional expenses fall within policy and do not exceed the airfare savings.)
Non-Reimbursable Expenses
Non-reimbursable items, services, occurrences, and events include, but are not limited to:
•	Airline upgrade certificates

•	American Express Membership Rewards

•	Barber, hair stylist, manicurist, and other grooming costs

•	Briefcases and luggage

•	Business entertainment

•	Charge card late fees and interest charges

•	Clothing

•	Family / partner accompanying traveler

•	Foreign travel document requirements

•	Free flight, hotel, or car rental coupons

•	Hotel upgrades

•	Laundry and dry cleaning

•	Massage and other spa charges

•	Personal aircraft or non-approved aircraft charter expenses

•	Personal credit card fees

•	Supplemental rental automobile insurance — CDW (Collision Damage Waiver), LDW (Loss Damage Waiver), PAI (Personal Accident Insurance), PEC (Personal Effects Coverage), LIS (Liability Insurance Coverage)

•	Telephone calls (not Microsoft business related)

•	Trip or flight insurance

•	Use of frequent flyer award tickets for business travel
Meals and Entertainment
Personal Meal Expenses
Personal meals are defined as meal expenses incurred by the traveler when on an out-of-town business trip. Travelers will be reimbursed for personal meal expenses according to actual and reasonable cost, using the guideline not to exceed a daily amount of $75 USD or equivalent currency. Alternatively, per diems may apply if required by Microsoft clients.
Entertainment
Vendors shall not charge entertainment expense back to Microsoft when entertaining Microsoft employees or at any event in which Microsoft employees were present.

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Microsoft Confidential

EXHIBIT B
Pre-Placement Policy
Microsoft requires that all vendors perform pre-placement background checks on all personnel (including Company employees, agents, Subcontractors and Subcontractor’s employees) performing work on behalf of Microsoft and requiring access to Microsoft owned or leased facilities, or that require network access (referred to as “Individual” or “Individuals”). This policy is a result of proactive planning and is similar to other pre-placement policies throughout the industry. Additionally, this policy is intended to help reduce corporate losses from theft and reduce potential corporate liability by contributing toward a safer and more secure work environment for everyone.
If any of the criteria apply, a background check is required prior to placement. The primary purposes of the background check are to verify the truthfulness of each Individual’s answers to questions about the Individual’s juvenile (to the extent this applies) and adult criminal histories and to prevent the placement of Individuals who have been convicted in the last ten (10) years of felonies reasonably related to the work the Individual will do for Microsoft. Company is responsible for making for the determination of whether a felony disclosed in a background check is reasonably related to the work the Individual will do for Microsoft. If Company is unsure of whether the felony is reasonably related to the work the Individual will do at Microsoft, Company agrees to contact Microsoft.
Company shall comply with all applicable laws when performing background checks on each Individual, including without limitation compliance with the Fair Credit Reporting Act and other laws on background checks.
Placement procedures:
1.	Prior to placement of an Individual at Microsoft, Company will obtain a signed release form from the Individual Company is placing. In addition to allowing Company to conduct the pre-placement background check and release the data to Microsoft when requested (Microsoft agrees the data will remain confidential), the release form must include the following questions with a box for the Individual to check:

“In the last ten years, have you been convicted of or pled guilty to any felony?” YES ( ) NO ( )

“In the last ten years have you been released from prison on a felony conviction?” YES ( ) NO ( )

NOTE: A previous felony conviction or imprisonment on a felony conviction will not necessarily eliminate you from consideration for employment / placement on assignment.
2.	In addition, the release form must include the following statement, which the Individual must confirm is true prior to being placed by Company at Microsoft:

“I have answered truthfully in response to the questions on this form regarding my criminal conviction history, and I understand that I will not be placed on assignment at Microsoft, or that if placed I will be removed from assignment, in the event I have made any false statement regarding my criminal conviction history or any other matter.”
3.	Prior to placement by Company of an Individual on assignment at a Microsoft owned or leased facility, a pre-placement background and social security verification check will be completed. A social security verification check includes confirmation that the social security number is assigned to the specific individual.
4.	Pre-placement background checks are also required when Individuals separate from their current employer and are subsequently placed by another supplier at Microsoft or if more than six months

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Microsoft Confidential

have transpired between assignments at Microsoft. Microsoft reserves the right to request an updated pre-placement background check from the Company on Individuals on assignment at Microsoft.
5.	If a background check produces information which will make an Individual an unacceptable placement, or if Microsoft learns that the Individual has falsified his/her statement, Microsoft expects the Company to take complete responsibility for removal of the Individual from Microsoft property. In addition, Microsoft expects Company to absorb all related costs.
6.	If Company becomes aware of criminal felony activity by an Individual while assigned to Microsoft, Company must inform its Microsoft business contact immediately but in no event later than 24 hours after becoming aware of the information.
7.	Compliance with the policy requirements will occur at least quarterly in the form of random inquiries to Company by Microsoft Corporate. When requested, Company will need to be prepared to respond to all inquiries from Microsoft regarding background checks within one business day.
8.	When Company conducts felony screenings, Company will monitor any possible disparate impact on a legally protected class. Data in this area are subject to review periodically by Microsoft Legal and Security Departments to determine whether program modifications are necessary.

At a minimum, Company should use an established and reputable commercial background check company.
10.	Notwithstanding the indemnification provisions of Section 8 of the Agreement, Company agrees to indemnify Microsoft from any liability Microsoft may sustain as a result of Company’s failure to adhere to Microsoft’s background check requirement or Company’s failure to comply with all applicable laws in conducting a background check on Individuals.

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Microsoft Confidential

EXHIBIT C
VENDOR CODE OF CONDUCT
Microsoft Vendor Code of Conduct
The Microsoft Standards of Business Conduct (www.microsoft.com) are a general guide to the Company’s standards of business practices and regulatory compliance. Its requirements apply to Microsoft Corporation, to all subsidiaries, or affiliates in which Microsoft Corporation directly or indirectly owns more than 50 percent of the voting control (“Controlled Affiliates”), and to all directors, officers, and employees of each. All references to “Microsoft” include Microsoft Corporation and all Controlled Affiliates unless otherwise specified.
It is Microsoft’s intention to select and retain vendors (“Vendors”) who share and embrace the letter and spirit of our commitment to integrity. We understand that Vendors are independent entities; however, the business practices and actions of a vendor may impact and/or reflect upon Microsoft. Because of this, Microsoft requires all Vendors and their employees, agents, and subcontractors (Vendors’ employees, agents, and subcontractors shall hereinafter be referred to collectively as “Representatives”) to adhere to standards of business conduct and compliance while they are conducting business with and/or on behalf of Microsoft, that are similar to what Microsoft expects from its own employees.
The information outlined below is important and should be read carefully. All Microsoft Vendors will be required to educate and, when appropriate, train their Representatives to ensure they understand and comply with the Microsoft Vendor Code of Conduct.
The policies summarized below are not all-inclusive, and there may be other conduct not specifically listed that will be considered unacceptable for a Vendor and/or its Representatives. Microsoft requires that Vendors and their Representatives conduct themselves in a professional manner at all times while on Microsoft property or while conducting business with and/or on behalf of Microsoft. Vendors with questions regarding the Microsoft Vendor Code of Conduct should e-mail msvpinfo@microsoft.com or contact Microsoft via other means as detailed under the “Reporting of Questionable Behavior and/or Possible Violations” section of this code, regarding their concerns.
LEGAL AND REGULATORY COMPLIANCE PRACTICES
All Microsoft Vendors shall conduct their business activities in full compliance with the applicable laws and regulations of their respective countries and all United States laws applicable to Microsoft, while conducting business with and/or on behalf of Microsoft in a foreign jurisdiction and shall require that their Representatives do the same. There are no circumstances that would allow for the disregard of any applicable law or regulatory requirement in the conduct of a Vendor’s business activities and none will be tolerated by Microsoft. Vendors shall promptly notify the Microsoft Law and Corporate Affairs Department of any conflict between U.S. and applicable law by sending an e-mail to buscond@microsoft.com or via other means of contact detailed under the “Reporting of Questionable Behavior and/or Possible Violations” section of this code. In addition to any specific obligations under Vendor’s agreement with Microsoft, all Microsoft Vendors shall, without limitation:
•	Comply with the anti-corruption laws of the countries in which they do business and the United States Foreign Corrupt Practices Act (“FCPA”). Microsoft Vendors may not make any direct or indirect payments or promises of payment to foreign government officials for the purpose of inducing the individual to use or misuse his/her position to obtain or retain business.

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Microsoft Confidential

•	Not participate in international boycotts that are not sanctioned by the U.S. government or applicable laws.

•	Comply with all applicable trade control and applicable laws as well as all export, re-export and import requirements.

•	Conduct their business in full compliance with antitrust and fair competition laws that govern the jurisdictions in which they conduct business.

•	Comply with all applicable environmental laws and regulations regarding the use and preservation of land, air, and water.

•	Be honest, direct, and truthful in discussions with regulatory agency representatives and government officials.
BUSINESS PRACTICES
Microsoft Vendors and their Representatives shall conduct their business interactions and activities with integrity and in accordance with their obligations under specific agreements with Microsoft. While many Microsoft Vendors may have their own compliance requirements, business practice standards, and/or codes of business conduct, it is essential that all Microsoft Vendors and Representatives understand and uphold the requirements for acceptable business conduct at Microsoft when doing business with and/or on behalf of Microsoft. In addition to any specific obligations under Vendor’s agreement with Microsoft, all Microsoft Vendors shall, without limitation:
•	Honestly and accurately record and report all business information and comply with all applicable laws regarding their completion and accuracy.

•	Create, retain, and dispose of business records in full compliance with all applicable legal and regulatory requirements.

•	Protect and responsibly use both the physical and intellectual assets of Microsoft including property, supplies, consumables, and equipment when authorized by Microsoft to use such assets.

•	Use Microsoft provided information technology and systems (including e-mail) only for authorized Microsoft business-related purposes. Microsoft strictly prohibits Vendors and Representatives from using Microsoft technology and systems to create, access, store, print, solicit, or send any material that is intimidating, harassing, threatening, abusive, sexually explicit or otherwise offensive or inappropriate and/or send any false, derogatory, or malicious communications using Microsoft provided information assets and systems.

•	Comply with all Microsoft requirements for maintenance of passwords, confidentiality, security, and privacy procedures as a condition of receiving access to Microsoft’s internal corporate network, all systems and buildings. All data stored or transmitted on Microsoft owned or leased equipment is not to be considered private and is the property of Microsoft. Microsoft may monitor all use of the corporate networks and all systems (including e-mail) and/or access all data stored or transmitted using the Microsoft network.

•	Comply with the intellectual property ownership rights of Microsoft and others including but not limited to copyrights, trademarks, and trade secrets. Use software, hardware and content only in accordance with their associated license or terms of use.

•	Not distribute or cause to be distributed, any form of literature, materials or other information on Microsoft owned or leased property (such as brochures, publications, advertisements, surveys, announcements, or flyers) unrelated to Microsoft business in Microsoft work areas (such as offices, cubicles, copy rooms, and/or conference rooms) at any time. Distribution of such materials using the Microsoft network or e-mail system is also strictly prohibited.

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Microsoft Confidential

•	Speak to the press on Microsoft’s behalf only if Vendor and/or Representative(s) is expressly authorized in writing to do so by Microsoft.

•	Use good judgment, discretion, and moderation when offering gifts or entertainment to Microsoft employees. In doing so, the Vendor and/or its Representatives will refrain from giving Microsoft employees an individual gift or a combination of gifts with a value greater than $200.00 and never offer a bribe, kickback, bartering arrangement for goods or services, and/or any other incentive to a Microsoft employee in order to obtain or retain Microsoft business.

•	Avoid the appearance of or actual improprieties and/or conflicts of interests. Vendors and/or their Representatives shall not deal directly with any Microsoft employee whose spouse, domestic partner, or other family member or relative holds a significant financial interest in the Vendor. Dealing directly in the course of negotiating the Vendor agreement or performing the Vendor’s obligations with a spouse, domestic partner, or other family member or relative who is employed by Microsoft is also prohibited.

•	Avoid insider trading by buying or selling Microsoft’s or another company’s stock when in possession of information about Microsoft or another company that is not available to the investing public and that could influence an investor’s decision to buy or sell stock.
EMPLOYMENT PRACTICES
Microsoft expects its Vendors to share its commitment to diversity, equal employment opportunity, and a safe and harassment free workplace. Microsoft Vendors shall conduct their employment practices in full compliance with all applicable laws, and regulations in all of their global operations. In addition to any specific obligations under Vendor’s agreement with Microsoft, all Microsoft Vendors shall, without limitation:
•	Cooperate with Microsoft’s commitment to a workforce free of harassment and unlawful discrimination.

•	Provide a safe and healthy work environment and fully comply with all applicable safety and health regulations and practices.

•	Prohibit the use, possession, distribution, and/or sale of alcohol and/or illegal drugs while on Microsoft owned or leased property.

•	Use only voluntary labor. The use of forced labor whether in the form of indentured labor, bonded labor, or prison labor by a Microsoft Vendor and/or its subcontractors is prohibited.

•	Comply with all minimum age laws and requirements and not employ child labor.

•	Comply with all applicable laws governing compensation and working hours. In those countries where there is no applicable standard, overtime shall be paid, at a minimum, at the rate equal to the employee’s regular wages.

•	In those instances where housing is provided by Vendors, assure Representatives’ housing meets all applicable laws and regulations.
COMPLIANCE WITH THE MICROSOFT VENDOR CODE OF CONDUCT
It is the responsibility of the Vendor to ensure that its Representatives understand and comply with the Microsoft Vendor Code of Conduct and to inform its Microsoft contact (or a member of Microsoft management) if and when any situation develops that requires the Vendor to operate in violation of the code set forth in this document.

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Microsoft Confidential

ENFORCEMENT OF AND COMPLIANCE VERIFICATION WITH THE MICROSOFT VENDOR CODE OF CONDUCT
Microsoft intends to enforce the terms of the Vendor Code of Conduct in accordance with the terms of Vendor’s agreement with Microsoft and will not tolerate any departure from its standards. Microsoft Vendors are expected to self-monitor their compliance with this Vendor Code of Conduct. As part of Microsoft’s compliance verification process, Microsoft may utilize internal and/or external (third-party) monitors to conduct, unannounced, on-site audits of Vendors and their facilities. Audits may include but not be limited to inspections of physical facilities, record and document review, and interviews with Representatives.
In addition to any other rights Microsoft may have under its agreement with Vendor, Microsoft may request the immediate removal of any Representative who behaves in a manner that is unlawful or inconsistent with this Code, any Microsoft policy, or that is otherwise deemed unacceptable to Microsoft.
COMPLIANCE ACKNOWLEDGEMENT
All Vendors may be required, as a condition for maintaining an active vendor relationship with Microsoft, to acknowledge their obligation to comply with the Microsoft Vendor Code of Conduct.
REPORTING OF QUESTIONABLE BEHAVIOR AND/OR POSSIBLE VIOLATIONS
If you wish to report a questionable behavior or possible violation of the Vendor Code of Conduct, Microsoft has a variety of resources available to assist you. You are encouraged to work with your Microsoft contact in resolving a business practice or compliance concern. However, Microsoft recognizes that there may be a time when this is not possible or appropriate. In such instances, contact any of the following:
1.	The Microsoft Business Conduct Line at 1-877-320-MSFT (6738).

2.	If you are calling from outside the United States, you may make a collect call to the Business Conduct Line by accessing an international operator and asking to place a collect call to 1-704-540-0139.

3.	If you are a Vendor with access to Microsoft’s intranet, you may send an e-mail to the Director of Compliance by e-mailing the Business Conduct and Compliance alias, buscond@microsoft.com.

4.	Send a letter to the Director of Compliance at Microsoft Corporation, Law and Corporate Affairs, One Microsoft Way, Redmond, WA 98052 or send a confidential fax to 1-425-705-2985.
Microsoft will not tolerate any retribution or retaliation taken against any individual who has, in good faith, sought out advice or has reported questionable behavior and/or a possible violation.

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Microsoft Confidential

EXHIBIT D
Vendor Subcontractor Requirements
To the extent that Company is providing products and/or performing services for Microsoft in the United States pursuant to this Agreement and is authorized to obtain and does obtain some or all of the products and/or services from any third party in fulfilling its obligations under this Agreement (the “Third Party Products and/or Services”), Company agrees to acquire Third Party Products and/or Services from the following:
1.	Minority Owned and Operated Businesses. Company’s obligation shall include at least five percent (5%) of the total amount paid by Company to suppliers of Third Party Products and/or Services attributable to Third Party Products and/or Services obtained from Minority Owned and Operated Businesses. For purposes of this section, “Minority-Owned and Operated Businesses” shall mean businesses (a) which are at least fifty-one percent (51%) owned by a Minority Person or Persons or, in the case of any publicly owned business, at least fifty-one percent (51%) of the stock of which is owned by a Minority Person or Persons and (b) whose management and daily business operations are controlled by one or more of the same Minority Person or Persons having such ownership interest. For purposes of this section, “Minority Person or Persons” shall mean one or more individuals who is/are US citizens, residing in the United States, and who is/are (a) African-American/Black, (b) Hispanic, (c) Asian-American/Pacific Islander (including native Hawaiians), (d) Asian Indian, and/or (e) Native American/American Indian (enrolled in a federally recognized tribe); and
2.	Women Owned and Operated Businesses. Company’s obligation shall include at least five percent (5%) of the total amount paid by Company to suppliers of Third Party Products and/or Services attributable to Third Party Products and/or Services obtained from Women Owned and Operated Businesses. For purposes of this section, “Women-Owned and Operated Businesses” shall mean businesses (a) which are at least fifty-one percent (51%) owned by one or more women residing in the United States, or, in the case of any publicly owned business, at least fifty-one percent (51%) of the stock of which is owned by one or more women residing in the United States and (b) whose management and daily business operations are controlled by one or more of the same women having such ownership interest.
In the event Company is unable to comply with the percentage purchase requirements of Sections 1. and 2 above after using best efforts, Company shall have the right to include in the calculation of the amount paid by Company to suppliers of Third Party Products and/or Services attributable to Third Party Products and/or Services, those amounts paid by Company to (i) Minority Owned and Operated Businesses and (ii) Women Owned and Operated Businesses.
By the 10th business day following November 30 and May 31, Company shall complete all information required on Microsoft Subcontractor Reporting Form and submit the completed form via email to MSVPinfo@microsoft.com or in writing to the address specified in the PAG. The Microsoft Subcontractor Reporting Form, when signed by an officer of Company, shall indicate Company’s compliance with the requirements of this section. The information provided by Company on the Microsoft Subcontractor Reporting Form shall include, but may not be limited to, the name(s) of all third parties from which Company obtains Third Party Products and/or Services and the total dollar amount of such purchases for the preceding six months. Company agrees that the total dollar amount of such purchases shall not be co-reported or double-reported to government agencies or other third parties. Company shall include in the email delivering the Microsoft Subcontractor Reporting Form the name of a specific Company employee contact responsible for administration of Company’s obligations under this section (the “Company Contact”).

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Microsoft Confidential

If Company has used best efforts to fulfill its obligations under this section (including the efforts identified above) but has failed to do so for reasons beyond Company’s reasonable control, then the Company Contact shall, at Microsoft’s request:
1.	Meet with the Microsoft Vendor Account Manager (“VAM”) and Supplier Diversity Program Manager to discuss Company’s efforts to comply with this section. If the VAM and Supplier Diversity Program Manager determine that Company has made best, but unsuccessful, efforts to be in compliance with this section, then, at Microsoft’s sole reasonable discretion, (a) Microsoft shall not enforce Company’s obligations under this section for a period not to exceed the timeframe required by Company to comply with the provisions of subsection 2, below, (b) Microsoft shall confirm the same in writing, and (c) Microsoft shall not consider Company to be in breach of its obligations under this section, and
2.	Develop, in conjunction with the VAM and Supplier Diversity Program Manager, a mutually agreeable plan (including, but not limited to, a compliance timeline, quarterly compliance milestones, and quarterly reporting requirements) by which Company shall come into compliance with its obligations under this section.
If, after meeting with the Company Contact as provided above, Microsoft determines in its sole reasonable discretion that it is not feasible or reasonable to require Company’s full compliance with this section, Microsoft shall either (a) modify the percentage requirements in order to facilitate Company’s compliance or (b) eliminate Company’s obligation to comply with this section in its entirety.
The provisions of the above Vendor Subcontractor Obligations shall not apply if Company’s annual receipts are less than Eighteen Million U.S. Dollars (18,000,000 USD) and the Company qualifies as a small business as defined under the Small Business Administration’s Table of Size Standards dated October 1, 2002. Company must indicate they are exempt from reporting on its Vendor Subcontracting Reporting Form by checking the field stating that they are exempt from reporting. The parties to this Agreement shall review compliance with this the above Vendor Subcontractor Obligations at each subsequent renewal.

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Microsoft Confidential

VENDOR SUBCONTRACTING REPORTING

Company Name		Vendor Number

Street Address

Street Address

City	State	Zip

Reporting Period

		Current
	MSVP	Percent	Actual YTD
Subcontract Awards	Requirement	Goal	US Dollers	Percent
Total billed to Microsoft			$
Total amount billed to Microsoft that was subcontracted			$
1 Minority owned and operated businesses	5%	0%	$		%
2. Women owned and operated businesses	5%	0%	$		%
3. Total of 1 and 2	10%	0%	$		%
Company’s annual receipts are less than Eighteen Million U.S. Dollars (18,000,000 USD) and that Company qualifies as a small business as defined under the Small Business Administration’s Table of Size Standards dated October 1, 2002 as such, reporting is not required during this reporting period.
I,                                                                                 , attest that the foregoing is true and correct.
Signed:                                                                                 Title:
Phone:                                         E-mail:

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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